EXHIBIT 4.8

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

      This Registration Rights Agreement (the "Agreement") is made and entered into as of this 11th day of December, 2003 by and among Workstream Inc., a corporation incorporated under the laws of Canada (the "Company"), Nathan Low ("Low") and Smithfield Fiduciary LLC ("Smithfield").

      The parties hereby agree as follows:

      1. Certain Definitions.

      As used in this Agreement, the following terms shall have the following meanings:

      "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

      "Agent Securities Purchase Agreement" means the securities purchase agreement dated the date hereof by and between the Company and Sunrise Securities Corporation ("Sunrise");

      "Low's Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Low's Warrants.

      "Low's Warrants" means the warrants to purchase Common Shares issued to Low pursuant to the Agent Securities Purchase Agreement and the Letter Agreement.

      "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City and Ottawa, Ontario are open for the general transaction of business.

      "Common Shares" shall mean the Company's Common Shares, and any securities into which such shares may hereinafter be reclassified.

      "Letter Agreement" shall mean the letter agreement dated the date hereof by and between the Company, Sunrise and Low wherein Sunrise appointed Low as its designee;

      "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

      "Purchasers" or "Purchaser" shall mean Low and Smithfield and, if applicable, any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 7(c) hereof, provided that the shareholder or such transferee or assignee shall then own the Registrable Securities.

      "Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

      "Registrable Securities" shall mean the Shares, and the shares of Common Stock issuable (i) upon the exercise of the Low's Warrants, if any, and (ii) any other securities issued or issuable with respect to or in exchange for

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Registrable  Securities;  provided,  that,  a  security  shall  cease  to  be  a
Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Purchasers pursuant to Rule 144(k).

      "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

      "Securities Purchase Agreement" means the securities purchase agreement dated the date hereof by and between the Company and Smithfield;

      "SEC" means the U.S. Securities and Exchange Commission.

      "SEC Filings" means the Company's most recent Form 10-K for the fiscal year ended May 31, 2003 and all other reports, schedules, forms or statements filed by the Company or its subsidiaries with the SEC under the 1933 Act or the 1934 Act on or during the 18 months preceding the date hereof;

      "Shares" means the Common Shares issued pursuant to the terms of the Agent Securities Purchase Agreement and the Securities Purchase Agreement.

      "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      2. Registration.

                  (a) Registration Statements. Promptly following the closing of the purchase and sale of the securities contemplated by the Agent Securities Purchase Agreement and the Securities Purchase Agreement (the "Closing Date") but no later than forty-five (45) days after the Closing Date (the "Filing Deadline"), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Purchasers' consent), covering the resale of the Registrable Securities in an amount at least equal to the number of Shares plus the Common Shares necessary to permit the exercise in full of the Low's Warrants. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Common Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with
Section 3(c) to the Purchasers and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by Smithfield for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities. Such

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payments  shall be in  partial  compensation  to the  Purchasers,  and shall not constitute the Purchasers' exclusive remedy for such events. Such payments shall be made to each Purchaser in cash.

                  (b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees and the Purchasers' reasonable expenses in connection with the registration, but excluding discounts, commissions, attorney's fees, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

                  (c) Effectiveness.

                  (i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within two (2) Business Days, after any Registration Statement is declared effective and shall with two (2) Business Days provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

                  (ii) No more than twice in any twelve (12) month period for an aggregate of not more than thirty (30) days, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Purchasers in writing of the existence of (but in no event, without the prior written consent of a Purchaser, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

                  (d) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Purchasers.

      3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

                  (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k);

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                  (b)  prepare  and  file  with  the  SEC  such  amendments  and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

                  (c) provide copies to and permit counsel designated by the Purchasers to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

                  (d) furnish to the Purchasers and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser that are covered by the related Registration Statement;

                  (e) in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

                  (f) if required by the  underwriter,  or if any  Purchaser  is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause (i) below) and on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (including any Purchaser deemed to be an underwriter),
(i) (A) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities to the underwriters, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Purchasers participating in such underwritten offering or (B) in the case of an "at the market" offering, an opinion, dated as of or promptly after the effective date of the Registration Statement to the Purchasers, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in a public offering, addressed to the Purchasers, and (ii) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company's independent certified public accountants in form and substance as is customarily given by independent

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certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Purchaser deemed to be an underwriter);

                  (g) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

                  (h) prior to any public  offering of  Registrable  Securities, use commercially reasonable efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchasers and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(h), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(h), or (iii) file a general consent to service of process in any such jurisdiction;

                  (i) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                  (j) immediately notify the Purchasers, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                  (k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

                  (l) With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell Common Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule

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of similar effect or (B) such date as all of the  Registrable  Securities  shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company's most recent Annual Report on Form 10-K, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC
that   permits  the  selling  of  any  such   Registrable   Securities   without
registration.

      4. Due Diligence Review; Information.

                  (a) Subject to Section 4(b) below, the Company shall make available, during normal business hours, for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), any underwriter participating in any disposition of shares of Common Stock on behalf of the Purchasers pursuant to a Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

                  (b) The Company shall not disclose material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Purchaser wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

      5. Obligations of the Purchasers.

                  (a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement. A Purchaser shall provide such

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information  to the  Company at least two (2)  Business  Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement.

                  (b) Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

                  (c) In the event the Company, at the request of the Purchasers, determines to engage the services of an underwriter, such Purchaser agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities.

                  (d) Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to
Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(j) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Purchaser's possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

                  (e) No Purchaser may participate in any third party underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions. Notwithstanding the foregoing, no Purchaser shall be required to make any representations to such underwriter, other than those with respect to itself and the Registrable Securities owned by it, including its right to sell the Registrable Securities, and any indemnification in favor of the underwriter by the Purchasers shall be several and not joint and limited in the case of any Purchaser, to the proceeds received by such Purchaser from the sale of its Registrable Securities. The scope of any such indemnification in favor of an underwriter shall be limited to the same extent as the indemnity provided in Section 6(b) hereof.

      6. Indemnification.

                  (a) Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the 1933 Act, against any losses, claims,

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damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such registration in any state where the Company or its agents has affirmatively
undertaken  or  agreed  in  writing  that  the  Company  will   undertake   such
registration or qualification on a Purchaser's behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company) and will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information
furnished  by  such  Purchaser  or  any  such  controlling   person  in  writing
specifically for use in such Registration Statement or Prospectus.

                  (b) Indemnification by the Purchasers. In connection with any registration pursuant to the terms of this Agreement, each Purchaser will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

      7. Miscellaneous.

                  (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Purchasers. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Low, having first received approval of the Purchasers.

                  (b) Notices. Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

            if to the Company:

            Workstream Inc.
            495 March Road, Suite 300
            Ottawa, Ontario
            J2K 3G1

            Attention:  Mr. Michael Mullarkey
            Fax:  (613) 270-0774

            with a copy to:

            Perley-Robertson, Hill and McDougall LLP
            90 Sparks Street, 4th Floor
            Ottawa, Ontario
            K1P 1E2

            Attention: Michael Gerrior
            Fax:  (613) 238-8775

            or if to Smithfield:



            Attention:
            Fax:


            or if to Low:


            Attention:

            Fax:

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours at the location of the recipient, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

                  (c) Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns. A Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Purchaser to such person, provided that such Purchaser complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected. Further, any transferee or assignee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument pursuant to which such transferee or assignee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were an original Purchaser hereunder.

                  (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Purchasers, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Purchasers, after notice duly given by the Company to each Purchaser.

                  (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                  (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

                  (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (k) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the Province of Ontario as applied to agreements entered into and to be performed entirely within Ontario. The Company hereby irrevocably consents to the jurisdiction of the Courts of the Province of Ontario and any Federal Court located in Ontario in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Chief Executive Officer of the Company as its address set forth in Section 7(b).

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.


The Company:                        WORKSTREAM INC.



                              By: /s/ Michael Mullarkey
                                  --------------------------------------------
                              Name: Michael Mullarkey
                              Title: President and Chief Executive Officer



Low:



                               /s/ Nathan Low
-------------------------     ------------------------------------------------
Witness                       Nathan A. Low

The Purchaser:                SMITHFIELD FIDUCIARY LLC



                              By: /s/ Adam Chill
                                  --------------------------------------------
                              Name: Adam Chill
                              Title:  Authorized Signatory